Exhibit (h)(1)(d)

TCW FUNDS, INC.

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 27th day of October, 2008, to the Transfer Agent Servicing Agreement, dated as of September 7, 2005, as amended July 19, 2006, May 30, 2007 and June 6, 2007 (the “Transfer Agent Agreement”), is entered into by and between TCW FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the Company and USBFS desire to amend the list of Funds, the fees and the length of the Transfer Agent Agreement; and

WHEREAS, Section 11 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The Transfer Agent Agreement will continue in effect for a period of three (3) years from the date of this Amendment. Subsequent to the three year period, this Transfer Agent Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

Amended Exhibit A of the Transfer Agent Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit C of the Transfer Agent Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TCW FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Philip K. Holl	By:	/s/ Michael R. McVoy
Printed Name:	Philip K. Holl	Printed Name:	Michael R. McVoy
Title:	Secretary	Title:	Executive Vice President

Amended Exhibit A

to TCW Funds, Inc.’s

Transfer Agent Servicing Agreement

Separate Series of TCW Funds, Inc. at October, 2008

Name of Series

TCW Aggressive LifePlan Fund

TCW Balanced Fund

TCW Conservative LifePlan Fund

TCW Core Fixed Income Fund

TCW Diversified Value Fund

TCW Dividend Focused Fund

TCW Emerging Markets Income Fund

TCW Focused Equities Fund

TCW Growth Equities Fund

TCW Growth Fund

TCW High Yield Bond Fund

TCW International Equities Fund

TCW Large Cap Growth Fund

TCW Moderate LifePlan Fund

TCW Money Market Fund

TCW Relative Value Small Cap Fund

TCW Select Equities Fund

TCW Short Term Bond Fund

TCW Small Cap Growth Fund

TCW Spectrum Fund

TCW Total Return Bond Fund

TCW Value Opportunities Fund

Amended Exhibit C to TCW Funds, Inc.’s

Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE – TCW – October, 2008

Service Charges to the Fund

Shareholder Account Fee

•    Open Accounts - $12.00 /account

•    Money Market Accounts: $16.00/account

•    NSCC Accounts - $10.00/account

•    Closed Accounts - $1.25 /account

Annual Base Fee Per CUSIP

•    $6,000

Activity Charges

•    Shareholder Calls - $2.00 /call

•    New Accounts - $4.00/account

•    Transaction Processing - $1.00/per financial and/or maintenance transaction

•    $.35 /voice response call

•    Omnibus Acct Transactions - $.50/transaction*

*  (Currently being waived; however, USBFS reserves the right to re-evaluate the omnibus fee waiver during the 3 year term and charge for this service if agreed to by the Company)

T1 Line for TA 2000 Desktop

•    Set-up fee - $5,000

•    Connectivity charge - $1,500 per month

Out-of-pocket Costs – Including but not limited to:

•    Telephone toll-free lines, call transfers, etc.

•    Mailing, sorting and postage

•    Stationery, envelopes

•    Programming, special reports

•    Insurance, record retention, microfilm/fiche

•    Proxies, proxy services

•    ACH fees, NSCC, FAN WEB, Vision charges

•    Lost shareholder search

•    Development/Programming

•    File Transmissions

•    Custom processing, re-processing

•    12b-1 aging

•    Asset Allocation

•    Draft Check processing

•    Software

•    All other out-of-pocket expenses

Fees are billed monthly.

Conversion of Account Records:

$1.00 per account (spread out over 12 months)

Services Included in the Annual Per CUSIP Fee:

•    Vision/FAN WEB/NSCC Annual Maintenance Fee

•    US Bancorp Report Source

•    Fund/NSCC/Telephone/VRU Set-up Fees

Qualified Plan Fees, (Billed to Investors)

•    $10.00 /qualified plan acct (Cap at $10.00/SSN)

Shareholder Fees (Billed to Fund)

•    $15.00 /outgoing wire transfer

•    $15.00 /overnight delivery

•    $ 5.00 /telephone exchange

•    $ 5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Shareholder Fees (Billed to Investors)

•    $25.00 /return check or ACH

•    $25.00 /stop payment

Contract Period: 3 years for services.

CPI Adjustments: CPI increase annually. The CPI calculation will continue to roll forward from the original effective date of the contract or assessment of CPI fees, if different. The CPI is reset only when fees subject to the CPI increase are altered due to an amended fee agreement.

Set Up Cost: See individual services.

Amended Exhibit C to TCW Funds, Inc.’s

Transfer Agent Servicing Agreement

INTERNET SERVICES ANNUAL FEE SCHEDULE – TCW – October, 2008

FAN WEB – Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group’s web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

Implementation - $15,000 per management company – includes up to 10 hours of assistance from BSAs and technical staff (additional assistance - $150/hour)

Activity (Session) Fees:

•    Inquiry - $.15 per event

•    Account Maintenance - $.25 per event

•    Transaction – financial transactions, reorder statements, etc. - $.50 per event

•    New Account Set-up - $3.00 per event

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

Inquiry Only

•    Inquiry - $.05 per event

•    Per broker ID - $5.00 per month per ID

Transaction Processing

•    Implementation - $5,000 per management company

•    Transaction – purchase, redeem, exchange, literature order - $.50 per event

•    New Account Set-up – may contain multiple fund/accounts - $3.00 per event

•    Monthly Minimum Charge - $500.00 per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

Base Fee – file generation and delivery - $6,000 per year

Per Record Charge

•    Rep/Branch/ID - $.018

•    Dealer - $.012

•    Price Files - $2,000

Amended Exhibit C to TCW Funds, Inc.’s

Transfer Agent Servicing Agreement

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at October, 2008

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC. Indicated below are samples of functions performed by USBFS in this CCO support role:

•    Business Line Functions Supported

•    Fund Administration and Compliance

•    Transfer Agent and Shareholder Services

•    Fund Accounting

•    Custody Services

•    Securities Lending Services

•    Distribution Services

•    CCO Portal – Web On-line Access to Fund CCO Documents

•    Daily Resource to Fund CCO, Fund Board, Advisor

•    Provide USBFS/USB Critical Procedures & Compliance Controls

•    Daily and Periodic Reporting

•    Periodic CCO Conference Calls

•    Dissemination of Industry/Regulatory Information

•    Client & Business Line CCO Education & Training

•    Due Diligence Review of USBFS Service Facilities

•    Quarterly USBFS Certification

•    Board Meeting Presentation and Board Support

•    Testing, Documentation, Reporting

Annual Fee Schedule*

•    $2,000 per service per year

Fees are billed monthly.

CPI Adjustments: CPI increase annually. The CPI calculation will continue to roll forward from the original effective date of the contract or assessment of CPI fees, if different. The CPI is reset only when fees subject to the CPI increase are altered due to an amended fee agreement.